Exhibit 11

                          ULTICOM, INC. AND SUBSIDIARY

                 Statement re Computation of Per Share Earnings
                                   (Unaudited)
                      (In thousands, except per share data)


                                                         Three months ended
                                                    July 31, 2000 July 31, 2001

Basic earnings per share:

     Net income                                         $ 1,716     $ 4,199
                                                        =======     =======

Weighted average number of outstanding common shares     37,614      40,932
                                                        =======     =======

Basic earnings per share                                $   .05     $   .10
                                                        =======     =======


Diluted earnings per share:

     Net income                                         $ 1,716     $ 4,199
                                                        =======     =======


Weighted average number of outstanding common shares     37,614      40,932
Additional shares assuming exercise of stock options      3,107       2,626
                                                        -------     -------

Weighted average number of outstanding common shares
     assuming full dilution                              40,721      43,558
                                                        =======     =======

Diluted earnings per share                              $   .04     $   .10
                                                        =======     =======



                            Page 17 of 18 Total Pages
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                                                                      Exhibit 11


                          ULTICOM, INC. AND SUBSIDIARY

                 Statement re Computation of Per Share Earnings
                                   (Unaudited)
                      (In thousands, except per share data)


                                                         Three months ended
                                                    July 31, 2000 July 31, 2001

Basic earnings per share:

     Net income                                         $ 2,677     $ 8,343
                                                        =======     =======

Weighted average number of outstanding common shares     35,886      40,751
                                                        =======     =======

Basic earnings per share                                $   .07     $   .20
                                                        =======     =======


Diluted earnings per share:

     Net income                                         $ 2,677     $ 8,343
                                                        =======     =======

Weighted average number of outstanding common shares     35,886      40,751

Additional shares assuming exercise of stock options      2,857       2,778
                                                        -------     -------

Weighted average number of outstanding common shares
     assuming full dilution                              38,743      43,529
                                                        =======     =======

Diluted earnings per share                              $   .07     $   .19
                                                        =======     =======



                            Page 18 of 18 Total Pages